Exhibit 10.2

FORM OF SENIOR SECURED CONVERTIBLE NOTE

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Vringo, Inc.

Senior Secured Convertible Note

Issuance Date: May 4, 2015	Original Principal Amount: U.S. $[_________]

FOR VALUE RECEIVED, Vringo, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [________________] or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, any Installment Date with respect to the Installment Amount due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes (collectively, the “Notes”) issued pursuant to (i) the Indenture, (ii) the Supplemental Indenture, (iii) the Securities Purchase Agreement and (iv) the Company’s Registration Statement on Form S-3 (File number 333-182823). Certain capitalized terms used herein are defined in Section 28.

1.         PAYMENTS OF PRINCIPAL. On each Installment Date (which includes the Maturity Date), the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash, shares of Common Stock, or a combination thereof, representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined below), if any, on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.           INTEREST; INTEREST RATE.

(a)         Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months, shall compound on each Interest Date, and shall be payable in arrears quarterly on each Interest Date with the first Interest Date being July 1, 2015. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in shares of Common Stock (“Interest Shares”, and each such Interest Date in which Interest Shares are to paid hereunder, an “Interest Share Delivery Deadline”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following written notice to the Holder, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares. The Company shall deliver a written notice (each, an “Interest Election Notice”) to each holder of the Notes on or prior to the second (2nd) Trading Day prior to the applicable Interest Date (the “Interest Notice Due Date”, and the date such notice is delivered to all of the holders of Notes, the “Interest Notice Date”) which notice (i) either (A) confirms that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares or (B) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares and (ii) certifies that there has been no Equity Conditions Failure. If an Equity Conditions Failure has occurred as of the Interest Notice Date, then the applicable Interest Notice shall state either (x) the Company has elected to pay such Interest as Cash Interest or (y) the Company is seeking the consent of the Holder to waive the Equity Conditions Failure to permit the payment of such Interest, in whole or in part, as specified by the Company in such Interest Notice, in Interest Shares; provided, that if the Holder does not waive such Equity Conditions Failure, such Interest shall be paid as Cash Interest. Notwithstanding anything herein to the contrary, if no Equity Conditions Failure has occurred as of the Interest Notice Date but an Equity Conditions Failure occurs at any time prior to the Interest Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the Equity Conditions Failure, the Interest shall be paid in cash. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid and (2) the Interest Conversion Price in effect on the applicable Interest Date. If the Company fails to deliver an Interest Election Notice with respect to an Interest Date on or prior to the applicable Interest Notice Due Date, the Company shall be deemed to have delivered an Interest Election Notice confirming that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares and certifying that no Equity Conditions Failure then exists.

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(b)         When any Interest Shares are to be paid on an Interest Date, the Company shall (i) (A) provided that the Company’s Transfer Agent (as defined below) is participating in the DTC (as defined below) Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least three (3) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled and (ii) with respect to each Interest Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Interest. The Company shall not issue any fraction of a share of Common Stock upon any issuance of Interest Shares on any Interest Date. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. In addition to Holder’s right to pursue any remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Interest Shares (or to electronically deliver such Interest Shares), any failure by the Company to timely deliver Interest Shares to the Holder (or its designee) on an Interest Date shall be subject to the provisions of Section 3(c)(ii) below. When any Interest Shares are to be paid on an Interest Date, notwithstanding anything in the Indenture or the Supplemental Indenture to the contrary, such Interest Shares shall be delivered directly to, or to the account of, the Holder as provided above and the Company shall provide written notice to the Trustee that such Interest Shares have been delivered in full or partial satisfaction of the Company’s obligation to pay interest on this Note for the relevant interest period. The Trustee shall be entitled to absolutely rely on such notice without further inquiry or investigation.

(c)         Prior to the payment of Interest on an Interest Date, the Maturity Date or any applicable Redemption Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 13 or any required payment upon any Bankruptcy Event of Default (as defined below). From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to sixteen and on-half percent (16.5%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below) and the Trustee) that may be payable with respect to the issuance and delivery of shares of Common Stock issuable hereunder.

3.         CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

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(a)         Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below) and the Trustee) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)         Conversion Rate.

(i)         The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(1)         “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest.

(2)         “Conversion Price” means, as of any Conversion Date or other date of determination, $1.00, subject to adjustment as provided herein.

(c)         Mechanics of Conversion.

(i)         Optional Conversion Prior to Maturity Date. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Trustee. If required by Section 3(c)(iii), within three (3) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before 5:00 p.m, New York time, on the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder, the Trustee and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and, following authentication of such new Note, deliver to the Holder (or its designee) a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

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(ii)         Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via electronic mail or otherwise), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 3(c)(i) and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via electronic mail or otherwise), the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

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(iii)         Registration; Book-Entry. The Trustee shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”) as provided in Section 2.05 of the Indenture. No later than the second (2nd) Trading Day after the delivery of the Conversion Notice or any redemption of this Note, the Company shall deliver written confirmation to the Trustee that such conversion or redemption, as applicable, has been completed in full, which confirmation shall set forth the aggregate Principal of this Note then converted or redeemed, as applicable, and the remaining aggregate principal of this Note then outstanding. The Trustee shall be entitled to conclusively rely on such confirmation by the Company, as authorization to adjust the Register in accordance with such confirmation. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company, the Trustee and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Notwithstanding anything to the contrary set forth in this Section 3 or in the Indenture or in the Supplemental Indenture, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. Other than adjusting the Register to reflect the conversion of Notes, the Trustee shall have no duty to calculate the Conversion Rate or any other calculations under this Section 3, nor shall the Trustee have any duty or obligation to monitor, confirm or verify any of the activities relating to the conversion of the Notes or the permissibility of any such conversion.

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(iv)         Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(d)         Limitations on Conversions.

(i)         Beneficial Ownership. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant to Section 8 hereof, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease shall apply only to the Holder sending such notice and not to any other holder of Notes.

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(ii)         Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise (as the case may be) of the Notes and the Warrants or otherwise pursuant to the terms of this Note without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock upon conversion or exercise (as the case may be) of the Notes and the Warrants or otherwise pursuant to the terms of this Note in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer (as defined in the Securities Purchase Agreement) shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any of Notes or any of the Warrants or otherwise pursuant to the terms of this Note, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (1) the aggregate original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to all the Buyers (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Notes, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Notes and Warrants, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such holder’s Notes and exercise in full of such Warrants shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes and Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Notes and Warrants then held by each such holder. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 3(d)(ii) (the “Exchange Cap Shares”), the Company shall pay cash (each, an “Exchange Cap Share Cancellation Amount”) in exchange for the cancellation of such shares of Common Stock at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 3(d)(ii) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

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4.           RIGHTS UPON EVENT OF DEFAULT.

(a)         Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)         the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(ii)         the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants for Warrant Shares (as defined in the Securities Purchase Agreement) in accordance with the provisions of the Warrants;

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(iii)         if at any time after the one-year anniversary of the Issuance Date the Holder’s Authorized Share Allocation (as defined below) is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note for a period of ten (10) consecutive days (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) unless the Lockbox Balance is sufficient to repay the Principal, Interest, Late Charges, if any, on this Note in full;

(iv)         the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(v)         the occurrence of any default under, redemption of or acceleration prior to maturity of any Subsidiary Note (as defined in the Securities Purchase Agreement);

(vi)         the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries in an aggregate amount in excess of $250,000;

(vii)         bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(viii)         the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by the Company or any Subsidiary of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the commencement by any Person of a UCC foreclosure sale of a material portion of the Company’s or any Subsidiary’s assets or any other similar action under federal, state or foreign law;

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(ix)         the entry by a court of (i) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (ii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

(x)         a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any Person pursuant to any litigation, as applicable, in the United States, its territories or possessions (other than in the ordinary course of the Company’s business of enforcing and licensing intellectual property rights, consistent with past practice) (each a “Judgment,” and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair value (determined as provided below) in excess of $250,000 are rendered against, agreed to or otherwise accepted by, the Company and/or any of its Subsidiaries and which Judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such Judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such Judgment. The fair value of any assets other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company;

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(xi)         the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 in the aggregate (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xii)         other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches in any material respect any representation, warranty, covenant or other term or condition of any Transaction Document (including, without limitation, the Security Documents), except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) days;

(xiii)         any breach or failure in any respect by the Company or any Subsidiary to comply in any material respect with any provision of either of Sections 8 or 14 of this Note;

(xiv)         a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred;

(xv)         any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xvi)         any provision of any Transaction Document (including, without limitation, the Subsidiary Notes and the Security Documents) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto in any material respect, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Subsidiary Notes and the Security Documents);

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(xvii)         the Subsidiary Notes shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Subsidiary Notes) in favor of each of the Secured Parties (as defined in the Subsidiary Notes);

(xviii)         the Security Documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement); or

(xix)         any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect.

(b)         Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder and the Trustee. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the tenth (10th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plan of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company and the Trustee, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Equity Value Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Event of Default Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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5.           RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)         Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 15, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

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(b)         Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company and the Trustee, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the product of (w) the Change of Control Redemption Premium multiplied by (x) the Conversion Amount being redeemed (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Fundamental Transaction Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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6.           RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)         Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b)         Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)         Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 5, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, combination, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(b)         Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 7 or Section 4(q) of the Securities Purchase Agreement, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and overnight courier to the Holder on the date of such agreement and/or the issuance of such Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

(c)         Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(b) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

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8.           COMPANY INSTALLMENT CONVERSION OR REDEMPTION.

(a)         General. On each applicable Installment Date, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 8 (a “Company Conversion”); provided, however, the Company may, at its option as described below, pay all or any part of such Installment Amount by redeeming such Installment Amount in cash (a “Company Redemption”) or by any combination of a Company Conversion and a Company Redemption so long as the entire amount of such Installment Amount due shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8, provided further that the Company shall not be entitled to effect a Company Conversion with respect to any portion of such Installment Amount and shall be required to elect and to pay the entire amount of such Installment Amount in cash pursuant to a Company Redemption if on the applicable Installment Notice Due Date or on the applicable Installment Date (as the case may be) there is an Equity Conditions Failure.

(b)          Mechanics of Company Installment Payments. Except in the case of the first Installment Amount, on or prior to the date which is the twenty-second (22nd) Trading Day prior to each Installment Date (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, a “Company Installment Notice” and the date the Trustee and all of the holders receive such notice is referred to as to the “Company Installment Notice Date”), to the Trustee and each holder of Notes and such Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such holder’s Note shall be converted in whole pursuant to a Company Conversion or (B) (1) state that the Company elects to redeem, or is required to elect and redeem in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and (2) specify the portion of the applicable Installment Amount which the Company elects, or is required to elect and redeem, pursuant to a Company Redemption (such amount to be redeemed in cash, the “Company Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect a Company Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the “Company Conversion Amount”), which amounts when added together, must equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, certify that there is not an Equity Conditions Failure as of the date of the applicable Company Installment Notice. Each Company Installment Notice shall be irrevocable. For purposes of the first Installment Amount, the Company Conversion Amount shall be deemed to be the entire Installment Amount. Except in the case of the first Installment Amount, if the Company does not timely deliver a Company Installment Notice in accordance with this Section 8 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion of the entire Installment Amount payable on such Installment Date and shall be deemed to have certified that there is not an Equity Conditions Failure on the applicable Installment Notice Due Date and the applicable Installment Date. No later than (i) one (1) Trading Day after the Issuance Date, in the case of the first Installment Amount, and (ii) with respect to all Installment Amounts other than the first Installment Amount, one (1) Trading Day after delivery or deemed delivery (as applicable) of the applicable Company Installment Notice setting forth a Company Conversion Amount, the Company shall deliver to the Holder’s account with DTC such number of shares of Common Stock (the “Pre-Installment Conversion Shares”) equal to the quotient of (x) such Company Conversion Amount divided by (y) the Pre-Installment Conversion Price, and as to which the Holder shall be the owner thereof as of such time of delivery or deemed delivery (as the case may be) of such Company Installment Notice. Except as expressly provided in this Section 8(a), the Company shall convert and/or redeem the applicable Installment Amount of this Note pursuant to this Section 8 and the corresponding Installment Amounts of the other Notes pursuant to the corresponding provisions of the other Notes in the same ratio of the applicable Installment Amount being converted and/or redeemed hereunder. The applicable Company Conversion Amount (whether set forth in the applicable Company Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(c) and the applicable Company Redemption Amount shall be redeemed in accordance with Section 8(d).

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(c)         Mechanics of Company Conversion. Subject to Section 3(d), if the Company delivers a Company Installment Notice and elects, or is deemed to have delivered a Company Installment Notice and deemed to have elected, in whole or in part, a Company Conversion in accordance with Section 8(a), then the remainder of this Section 8(c) shall apply. The applicable Company Conversion Amount, if any, which remains outstanding as of the applicable Installment Date shall be converted as of the applicable Installment Date by converting on such Installment Date such Company Conversion Amount at the Company Conversion Price, and the Company shall, on the applicable Installment Date, deliver to the Holder’s account with DTC such shares of Common Stock issued upon such conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the last sentence of this Section 8(c)), provided that there is no Equity Conditions Failure as of such Installment Date and a Company Conversion is not otherwise prohibited under any other provision of this Note. The number of shares of Common Stock to be delivered upon such Company Conversion shall be reduced by the number of any Pre-Installment Conversion Shares delivered in connection with such Installment Date. If an Event of Default occurs during any applicable Company Conversion Measuring Period, then either (i) the Holder shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (ii) the Conversion Amount used to calculate the Event of Default Redemption Price shall be reduced by the product of (x) the Company Conversion Amount applicable to such Installment Date multiplied by (y) the Conversion Share Ratio (as defined below). If there is an Equity Conditions Failure as of such Installment Date or a Company Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Company Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within three (3) Business Days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 110% of such Designated Redemption Amount, and/or (ii) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Company Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (B) the Company Conversion Price that would be in effect on the date on which the Holder delivers a Conversion Notice relating thereto as if such date was an Installment Date. In addition, if there is an Equity Conditions Failure as of such Installment Date or a Company Conversion is not otherwise permitted under any other provision of this Note, then, at the Holder’s option, either (I) the Holder shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (II) the applicable Designated Redemption Amount shall be reduced by the product of (X) the Company Conversion Amount applicable to such Installment Date multiplied by (Y) the Conversion Share Ratio. If the Company fails to redeem any Designated Redemption Amount by the third (3rd) Trading Day following the applicable Installment Date by payment of such amount on the applicable Installment Date, then the Holder shall have the rights set forth in Section 11 as if the Company failed to pay the applicable Company Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(xiii)). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. If, with respect to an Installment Date, the number of Pre-Installment Conversion Shares delivered to the Holder exceeds the number of Post-Installment Conversion Shares with respect to such Installment Date, then the number of shares of Common Stock equal to such excess shall constitute a credit against the number of shares of Common Stock to be issued to such Holder pursuant to Sections 3 and 8(b) hereof and shall reduce the number of shares of Common Stock required to be actually issued by the Company to the Holder under such sections on a share-for-share basis until such time as the number of shares that would have been issued by the Company to such Holder (not taking account of such credit) equals the amount of such excess.

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(d)         Mechanics of Company Redemption. If the Company elects, or is required to elect, a Company Redemption, in whole or in part, in accordance with Section 8(a), then the Company Redemption Amount, if any, which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company on such Installment Date in an amount of cash, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds an amount, equal to 102.5% of the applicable Company Redemption Amount (the “Company Installment Redemption Price”). If the Company fails to redeem the applicable Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price (determined as of the date of such designation as if such date were an Installment Date). Conversions required by this Section 8(d) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(d), but subject to Section 3(d), until the Company Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Company Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice.

(e)         Acceleration of Installment Amounts. Notwithstanding any provision of this Section 8, during the period commencing on an Installment Date (a “Current Installment Date”) and ending on the Trading Day immediately prior to the next Installment Date (each, an “Installment Period”), at the option of the Holder, at one or more times, the Holder may convert one or more other Installment Amounts (each, an “Acceleration”), in whole or in part, at the Company Conversion Price of such Current Installment Date in accordance with the conversion procedures set forth in Section 3 hereunder, mutatis mutandis . In the event that the Holder elects to effect any Acceleration pursuant to this Section 8(e), the Holder shall notify the Company and the Trustee as to the Installment Amounts subject to such Acceleration. Notwithstanding the foregoing, the Holder may not elect to effect the Acceleration of more than an aggregate of six (6) Installment Amounts pursuant to this Section 8(e). The amount of any other Installment Amount accelerated pursuant to this Section 8(e) is referred to as the “Acceleration Amount.”

(f)         Blocker Notice; Designated Specified Amounts. Notwithstanding the foregoing, if (i) the Company has elected to effect a Company Conversion pursuant to this Section 8 with respect to the applicable Installment Date, (ii) the Company is permitted pursuant to this Section 8 to effect such Company Conversion on such Installment Date and (iii) prior to such Installment Date the Holder has delivered (via electronic mail or otherwise) to the Company and the Trustee a written notice (a “Blocker Notice”) (A) stating that such Company Conversion would result in a violation of Section 3(d)(i) and (B) specifying the portion of the applicable Installment Amount with respect to which such Company Conversion would result in a violation of Section 3(d)(i) if such Company Conversion were effected (such amount so specified is referred to herein as the “Designated Specified Amount”), the Installment Amount of the Holder for such Installment Date shall be automatically reduced by such Designated Specified Amount; provided, that (x) at the Holder’s option, at any time prior to the applicable Installment Date, the Holder may reduce the Designated Specified Amount of shares of Common Stock covered by such Blocker Notice, in whole or in part, by delivery of one or more written notices to the Company and the Trustee (each, a “Withdrawal Notice”, and each date, a “Withdrawal Notice Date”) and elect to convert the Designated Specified Amount (or such lesser amount as set forth in the Withdrawal Notice) in accordance with this Section 8 (each a “Withdrawn Designated Specified Amount”) and (B) the Installment Amount with respect to such Installment Date shall be automatically increased by an amount equal to the sum of any Withdrawn Designated Specified Amounts set forth in Withdrawal Notices of the Holder with respect to such Installment Date delivered to the Company prior to such Installment Date and (y) either (A) if such Installment Date is prior to the Maturity Date, the Installment Amount of the immediately subsequent Installment Date shall be automatically increased by the Designated Specified Amount (less an amount equal to the sum of any Withdrawn Designated Specified Amounts set forth in Withdrawal Notices of the Holder delivered with respect to such Installment Date) or (Y) if such Installment Date is the Maturity Date, such Designated Specified Amount shall automatically increase the Company Redemption Amount to be paid in cash on the Maturity Date.

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9.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

10.          RESERVATION OF AUTHORIZED SHARES.

(a)         Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 100% of the entire Conversion Rate with respect to the entire Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding pursuant to the terms hereof, provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Closing Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event that the Holder shall sell or otherwise transfer any of this Note, each transferee shall be allocated a pro rata portion of the Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

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(b)         Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash (each, an “Authorized Failure Share Cancellation Amount”) in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at an amount equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 10(b) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 10(a) or this Section 10(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

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11.         HOLDER’S REDEMPTIONS. The Company, or at the Company’s direction, the Trustee, shall deliver the applicable Event of Default Redemption Price to the Holder in cash within three (3) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. The Trustee shall not have any payment obligation under this Section 11 unless and until it has received sufficient cash from the Company to make any of the payments set forth in this Section 11. If the Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 5(b), the Company, or at the Company’s directions, the Trustee, shall deliver the applicable Fundamental Transaction Redemption Price to the Holder in cash concurrently with the consummation of such Fundamental Transaction if such notice is received prior to the consummation of such Fundamental Transaction and within three (3) Business Days after the Company’s receipt of such notice otherwise. The Company, or at the Company’s direction, the Trustee, shall deliver the applicable Company Installment Redemption Price to the Holder in cash on the applicable Installment Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and, following authentication of such new Note, delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new, duly authenticated Note (in accordance with Section 18(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Event of Default Redemption Price, Fundamental Transaction Redemption Price or Company Installment Redemption Price (as the case may be) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the lowest Company Conversion Price of the Installment Dates occurring during the period commencing on the date the Holder delivers the applicable Redemption Notice and ending on the date the applicable Redemption Notice is voided, (B) 85% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 85% of the VWAP of the Common Stock for the five (5) Trading Day period immediately preceding the Conversion Date of the applicable conversion. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

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12.         COMPANY OPTIONAL REDEMPTION. If at any time after the four (4) month anniversary of the Issuance Date (the “Company Redemption Eligibility Date”), no Equity Conditions Failure exists, the Company shall have the right to redeem all but not less than all (except in accordance with a Company Optional Redemption Blocker Notice (as defined below)) or a portion, of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”); provided that, notwithstanding the foregoing, if the Company Optional Redemption Amount for such Company Optional Redemption exceeds such portion of the Conversion Amount remaining under this Note that the Holder would be permitted to convert into Common Stock pursuant to Section 3 on the Company Optional Redemption Notice Date (as defined below) without violating Section 3(d) (the “Permitted Company Optional Redemption Amount”), the Holder, at its sole option, may deliver a written notice to the Company (a “Company Optional Redemption Blocker Notice”) stating that such Company Optional Redemption Amount set forth in the applicable Company Optional Redemption Notice (as defined below) exceeds the Permitted Company Optional Redemption Amount and, thereafter, the applicable Company Optional Redemption Amount shall be automatically reduced to the Permitted Company Optional Redemption Amount set forth in the applicable Company Optional Redemption Blocker Notice. The portion of this Note subject to redemption pursuant to this Section 12 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to (i) 100% of the Principal amount being redeemed, plus (ii) a premium equal to 20% of the Principal amount being redeemed during the period between the Company Redemption Eligibility Date and the one-year anniversary date of the Issuance Date and 15% of the Principal amount being redeemed thereafter, plus (iii) all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges, if any, with respect to such portion of such Principal and such Interest. The Company may exercise its right to require redemption under this Section 12 by delivering an irrevocable written notice thereof by electronic mail and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice during any thirty-day period hereunder. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than twenty (20) Trading Days nor more than thirty (30) Trading Days following the Company Optional Redemption Notice Date, (y) certify that no Equity Conditions Failure exists as of the date of the Company Optional Redemption Notice, and (z) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 12 on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, (i) if an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the applicable Equity Conditions Failure occurrence, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void and (ii) at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holders into Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 12 shall be made in accordance with Section 11.

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13.         VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

14.         COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a)         Rank. All payments due under this Note shall be senior to all other Indebtedness of the Company.

(b)         Incurrence of Indebtedness. The Company shall not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness).

(c)         Incurrence of Indebtedness by Subsidiaries. The Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than the Subsidiary Notes.

(d)         Existence of Liens. The Company shall not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company (collectively, “Liens”) other than Permitted Liens.

(e)         Existence of Subsidiary Liens. The Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any Lien upon or in any property or assets (including accounts and contract rights) owned by any of its Subsidiaries other than (i) Liens created pursuant to the Subsidiary Notes and (ii) Liens specified in clauses (i) through (iii) of the definition of Permitted Liens.

(f)         Restricted Payments. The Company shall not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(g)         Restricted Payments. The Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, other than in accordance with the terms of the Subsidiary Notes.

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(h)         Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than dividends paid by wholly-owned Subsidiaries to the Company or to other wholly-owned Subsidiaries if either (i) such Subsidiary is a Borrower Subsidiary or (ii) the equity interests of such Subsidiary have been pledged to the Collateral Agent as provided in the Security Documents).

(i)         Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales, leases, licenses, assignments, transfers, conveyances and other dispositions of intellectual property rights by the Company and its Subsidiaries in the ordinary course of the Company’s business of enforcing and licensing intellectual property rights. For the avoidance of doubt, this clause shall prevent (i) the Company from transferring any of its assets to any Subsidiary except pursuant to the Subsidiary Notes, and (ii) any Subsidiary from transferring any of its assets to any other Subsidiary.

(j)         Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(k)         Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose provided that an acquisition of intellectual property and related assets which can be used in other industries shall be permitted.

(l)         Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. The Company shall take all action necessary to prevent any Borrower Subsidiary from becoming Insolvent (as such term is defined in the Securities Purchase Agreement). The Company shall cause each Borrower Subsidiary to pay all accounts payable and other amounts owed by such Borrower Subsidiary (other than Indebtedness) when due, except for such amounts as are being contested in good faith and for which adequate reserves have been established and are being maintained by such Borrower Subsidiary in accordance with GAAP (as defined in the Securities Purchase Agreement).

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(m)         Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(n)         Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that the Board of Directors of the Company, in the good faith exercise of its business judgment, determines are necessary or material to the conduct of its business in full force and effect.

(o)         Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(p)         Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, without the prior written express consent of the Holder, lend money or credit (by way of guarantee or otherwise) or make advances to any Subsidiary, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any Subsidiary (other than (A) a wholly-owned Subsidiary (i) that is a Borrower Subsidiary or (ii) the equity interests of which have been pledged to the Collateral Agent as provided in the Security Documents or (B) pursuant to the Subsidiary Notes).

(q)         Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(r)         Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement, the Indenture, the Supplemental Indenture and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants.

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(s)         New Subsidiaries. Simultaneously with the acquisition or formation of any new Subsidiary (a “New Subsidiary”), the Company shall deliver, or cause the applicable Subsidiary to deliver to the Collateral Agent, each of the physical stock certificates or other ownership certificates representing all of the equity ownership interest in such New Subsidiary, along with undated stock powers (or the equivalent) for each such certificates, executed in blank (or, if any such shares or other ownership interests are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Code or any other similar or local or foreign law that may be applicable); provided, however no certificates shall be delivered or required to be delivered by the Company to the extent such delivery results in the New Subsidiary being required to file separate financial statements with the SEC (or any other governmental agency) pursuant to Rule 3-16 of Regulation S-X under the Securities Act, in which case, the Company shall at the time of the formation of the New Subsidiary (i) lend to the New Subsidiary pursuant to a Subsidiary Note an amount equal to the fair market value of the assets to be contributed to or to be acquired by such New Subsidiary minus $1.00, (ii) cause the New Subsidiary to execute a Subsidiary Note in the amount specified in clause (i), (iii) file a UCC-1 in the appropriate jurisdiction (or the analog thereof if such Subsidiary is outside the United States) in the name of the Company listing the Collateral Agent as the assignee thereof, (iv) if applicable, cause the New Subsidiary to enter into a patent assignment in favor of the Company in a form reasonably satisfactory to the Collateral Agent assigning all of the New Subsidiary’s patent rights to the Company, (v) if applicable, file with the U.S. Patent and Trademark Office the patent assignment referenced in (iv) along with a patent assignment in favor of the Collateral Agent in a form reasonably satisfactory to the Collateral Agent assigning all of the Company’s rights in the patent assignment referenced in (iv) to the Collateral Agent, and (vi) deliver to the Collateral Agent (A) the Subsidiary Note, endorsed to the order of the Collateral Agent, (B) a Collateral Assignment Agreement assigning the Company’s right, title and interest in the Subsidiary Note to the Collateral Agent, (C) evidence of the filing of the UCC-1 (or any foreign analog), and (D) if applicable, filed copies of the patent assignments referenced in clauses (iv) and (v).

(t)         Lockbox Balance; Lockbox Account.

(i)         Commencing on the date that the Closing Bid Price of the Common Stock is less than $0.25 (appropriately adjusted for any stock dividend, stock split, stock combination, recapitalizations or other similar transaction occurring after the Issuance Date) and continuing until the average VWAP of the Common Stock for a period of ten (10) consecutive Trading Days is greater than $0.25 (appropriately adjusted for any stock dividend, stock split, stock combination, recapitalizations or other similar transaction occurring after the Issuance Date), the Company shall at all times cause the Lockbox Balance in a bank account controlled by the Collateral Agent (as defined in the Security Agreement) and otherwise reasonably satisfactory to the Holder to exceed the sum of 50% of the principal and accrued and unpaid interest, Late Charges, if any, and other amounts owed under this Note and the other Transaction Documents at such time (collectively, the “Adjusted Note Obligations”). The Company shall establish and maintain a Controlled Account Agreement with the Collateral Agent and the bank each bank at which the Controlled Account is maintained in form and substance reasonably acceptable to the Collateral Agent.

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(ii)         If on any day, the Adjusted Note Obligations exceeds the Lockbox Balance, the Company shall, within three (3) Business Days, cause an amount equal to such excess to be deposited into the Controlled Account.

15.         PARTICIPATION. In addition to any adjustments pursuant to Section 7, the Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock (provided, however, to the extent that the Holder’s right to participate in any such dividend or distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

16.         AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder and the Trustee (if such amendment adversely affects the rights, privileges and immunities of the Trustee) shall be required for any change or amendment to this Note. No consideration shall be offered or paid to the Holder to amend or consent to a waiver or modification of any provision of this Note unless the same consideration is also offered to all of the holders of the Notes.

17.         TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without restriction and without the consent of the Company; provided, that this Note may not be transferred to more than five (5) transferees.

18.         REISSUANCE OF THIS NOTE.

(a)         Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and, following authentication of such new Note, deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new, duly authenticated Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

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(b)         Lost, Stolen or Mutilated Note. Upon compliance with Section 2.07 of the Indenture, the Company shall execute and, following authentication of such new Note, deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c)         Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new, duly authenticated Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)         Issuance of New Notes. Whenever the Company is required to issue a new duly authenticated Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date and (vi) shall be duly authenticated by the Trustee in accordance with the Indenture.

19.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder and the Trustee that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

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20.         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof. The Trustee shall have no duty under the Notes to confirm or verify or monitor the Company’s compliance with the terms or its obligations under the Notes.

21.         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

22.         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

23.         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via electronic mail (i) within three (3) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via electronic mail (a) the disputed determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder and reasonably acceptable to the Company or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price (as the case may be) to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

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24.         NOTICES; PAYMENTS.

(a)         Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company will give written notice to the Holder and the Trustee (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. All notices to be provided to the Trustee hereunder shall be delivered to the Trustee by facsimile (303-262-0608) or via hard copy to the Trustee at its Corporate Trust Office (as defined in the Indenture) located in Highlands Ranch, Colorado.

(b)         Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)         Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of sixteen and one-half percent (16.5%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

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25.         CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

27.         GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

28.         CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)         “Bloomberg” means Bloomberg, L.P.

(b)         “Business Day” means any day other than (i) a Saturday or a Sunday, or (ii) a day on which Federal or State banking institutions in the Borough of Manhattan, the City and State of New York or in the State in which the Corporate Trust Office (as defined in the Indenture) may be located from time to time, are authorized or obligated by law, executive order or regulation to close.

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(c)         “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of a majority of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of a majority of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(d)         “Change of Control Redemption Premium” means 120% during the period from the Issuance Date to the one-year anniversary of the Issuance Date and 115% thereafter.

(e)         “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Inc.(formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalizations or other similar transaction during such period.

(f)         “Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

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(g)         “Collateral Assignment Agreement” manes the Collateral Assignment Agreement, the form of which is included in the Security Documents.

(h)         “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(i)         “Company Conversion Price” means, with respect to a particular date of determination, the price which is equal to the product of (1) 85% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Sale Prices of the Common Stock during the period of (X) with respect to the first Installment Amount, the number of Trading Days between the Issuance Date and the Installment Date of the first Installment Amount and (Y) with respect to any Installment Amount other than the first Installment Amount, twenty (20) consecutive Trading Day immediately preceding the applicable Installment Date (each such period, a “Company Conversion Measuring Period”) divided by (B) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such Company Conversion Measuring Period.

(j)         “Conversion Share Ratio” means as to any applicable Installment Date, the quotient of (i) the number of Pre-Installment Conversion Shares delivered in connection with such Installment Date divided by (ii) the number of Post-Installment Conversion Shares applicable to such Installment Date.

(k)         “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l)         “Eligible Market” means The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE MKT, the OTCQB or the Principal Market.

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(m)         “Equity Conditions” means: (i) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all of the Registrable Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by the Company); (ii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iii) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d)(i)(i) hereof; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) the Holder shall not be in (and no other Buyer shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (vii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in material compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document in any material respect, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; and (viii) without limiting clause (viii) above, on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; and (viii) no Material Adverse Change then exists.

(n)         “Equity Conditions Failure” means, with respect to a particular date of determination, that on any day during the period commencing twenty (20) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(o)         “Equity Value Redemption Premium” means 120% during the period from the Issuance Date to the one-year anniversary of the Issuance Date and 115% thereafter.

(p)         “Fundamental Transaction” means that (i) (1) the Company shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation) any other Person, or (2) the Company shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Company shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Company shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Company shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock (which shall not include a reverse stock split), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company, excluding Iroquois (as defined in the Securities Purchase Agreement).

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(q)         “GAAP” means United States generally accepted accounting principles, consistently applied.

(r)         “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the original Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate original principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

(s)         “Indenture” means that certain Indenture, dated as of the Issuance Date, by and between the Company and the Trustee, as may be amended or supplemented from time to time, including without limitation, by any Supplemental Indenture (as defined below).

(t)         “Installment Amount” means, with respect to any Installment Date, the sum of (A) (I) with respect to any Installment Date other than the Maturity Date, lesser of (X) the product of (I) $595,238.10, multiplied by (II) the Holder Pro Rata Amount and (Y) the Principal amount then outstanding under this Note as of such Installment Date, and (II) with respect to the Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion, redemption or otherwise), (B) any Acceleration Amount accelerated pursuant to Section 8(e) and included in such Installment Amount in accordance therewith, (C) any Designated Specified Amount deferred pursuant to Section 8(f) and included in such Installment Amount in accordance therewith and (D)  in each case of clauses (A) through (C) above, the sum of any accrued and unpaid Interest as of such Installment Date under this Note and accrued and unpaid Late Charges, if any, under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder.

(u)         “Installment Date” means the first (1st) Trading Day of every calendar month after the Issuance Date until the Maturity Date.

(v)         “Interest Conversion Price” means, for any Interest Date, the sum of the VWAP of the Common Stock for each of the five (5) consecutive Trading Days immediately preceding such Interest Date, divided by (y) five (5). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

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(w)        “Interest Date” means January 1, April 1, July 1 and October 1 of each year (each, an “Interest Date”).

(x)         “Interest Rate” means eight percent (8%) per annum, as may be adjusted from time to time in accordance with Section 2.

(y)         “Lockbox Balance” means, as of any given time, the cash balance held in the Controlled Account.

(z)         “Market Price” means, for any given date, the lesser of (x) the VWAP of the Common Stock on the Trading Day immediately preceding such given date and (y) quotient of (I) the sum of the three (3) lowest VWAPs of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to such given date, divided by (II) three (3) (such period, the “Market Price Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transactions during such Market Price Measuring Period.

(aa)       “Material Adverse Change” shall mean, as of any time of determination, during the period commencing on the Subscription Date and ending on such time of determination, a material adverse change and/or a material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; provided that none of the following will constitute, or be considered in determining whether there has been, a Material Adverse Change: any event, change, circumstance, effect or other matter resulting from or related to (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in laws, GAAP or enforcement or interpretation thereof, (iii) changes that generally affect the industries and markets in which the Company operates which do not have a disproportionate effect on the Company and its Subsidiaries, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, or (v) any action taken or failed to be taken pursuant to or in accordance with any Transaction Document at the written request of, or consented to in writing by, the Holder.

(bb)      “Maturity Date” shall mean February 4, 2017; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

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(cc)       “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(dd)       “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ee)       “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the other Notes; (ii) other Indebtedness of the Company (other than as expressly specified in, and permitted by, clause (iii) below) not to exceed $250,000 in the aggregate outstanding at any time; provided, however, such Indebtedness shall be made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of the Interest Rate; and (iii) equipment leases and purchase money obligations of the Company not to exceed $250,000 in the aggregate outstanding at any time.

(ff)         “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iv) Liens securing the Indebtedness expressly permitted by clause (iii) of the definition of Permitted Indebtedness; provided such Liens are limited only to the assets financed by such Indebtedness; and (iv) Liens securing the Company’s obligations under the Transaction Documents.

(gg)       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(hh)       “Pre-Installment Conversion Price” means, with respect to a particular date of determination, the price which is equal to the product of (1) 85% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Sale Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding (i) the Issuance Date (with respect to the first Installment Amount only) and (ii) with respect to any Installment Amount other than the first Installment Amount, the delivery or deemed delivery of the applicable Company Installment Notice divided by (B) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

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(ii)         “Principal Market” means the Nasdaq Capital Market.

(jj)         “Post-Installment Conversion Shares” means that number of shares of Common Stock that would be required to be delivered pursuant to Section 8 on an applicable Installment Date without taking into account the delivery of any Pre-Installment Conversion Shares.

(kk)       “Quarter” means each of: (i) the period beginning on and including January 1 and ending on and including March 31; (ii) the period beginning on and including April 1 and ending on and including June 30; (iii) the period beginning on and including July 1 and ending on and including September 30; and (iv) the period beginning on and including October 1 and ending on and including December 31.

(ll)         “Redemption Notices” means, collectively, Event of Default Redemption Notices and Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(mm)     “Redemption Premium” means 120% during the period from the Issuance Date to the one-year anniversary of the Issuance Date and 115% thereafter.

(nn)      “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Change of Control Redemption Prices and the Company Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(oo)      “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(pp)      “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of Notes pursuant to which the Company issued Notes and Warrants, as may be amended from time to time.

(qq)      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(rr)        “Security Agreement” means that certain security agreement, dated as of the Closing Date, by and among the Company, its Subsidiaries and the initial holders of the Notes, as may be amended from time to time.

(ss)       “Security Documents” has the meaning set forth in the Securities Purchase Agreement.

(tt)         “Subscription Date” means May 4, 2015.

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(uu)      “Subsidiaries” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.

(vv)      “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ww)     “Supplemental Indenture” shall have the meaning ascribed to such term in the Securities Purchase Agreement, as such supplemental indenture may be amended, modified or supplemented from time to time.

(xx)        “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(yy)      “Trustee” means Computershare Trust Company, N.A., in its capacity as trustee under the Indenture, or any successor or any additional trustee appointed with respect to the Notes pursuant to the Indenture.

(zz)        “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(aaa)     “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc.(formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(bbb)    “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, as may be amended from time to time, and shall include all warrants issued in exchange therefor or replacement thereof.

29.         DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 29 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(j) of the Securities Purchase Agreement.

30.         MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

31.         SECURITY. This Note and the other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents).

32.         TRUSTEE. The rights, privileges and immunities of the Trustee set forth in Article VII of the Indenture are incorporated herein, mutatis mutandis.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Vringo, Inc.

By:
Name:
Title:

EXHIBIT I

VRINGO, INC.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Vringo, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

E-mail Address:

Holder:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)
Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:	_________________________________

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May 4, 2015 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company, LLC.

Vringo, Inc.

By:
Name:
Title: